                                                                                                    EXHIBIT 99.1

Agreement of Joint Filing

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated: February 26, 2007

DOLPHIN LIMITED PARTNERSHIP I, L.P.
By: Dolphin Associates, LLC, its general partner
By: Dolphin Holding Corp., its managing member

By: /s/ Donald T. Netter
Name: Donald T. Netter
Title: Chief Executive Officer, President and Senior Managing Director

DOLPHIN FINANCIAL PARTNERS, L.L.C.

By: /s/ Donald T. Netter
Name: Donald T. Netter
Title: Manager

DOLPHIN LIMITED PARTNERSHIP III, L.P.
By: Dolphin Associates III, LLC, its general partner
By: Dolphin Holding Corp. III, its managing member

By: /s/ Justin A. Orlando
Name: Justin A. Orlando
Title: Vice President, Managing Director and Secretary